FOR IMMEDIATE RELEASE
Silver Star Properties REIT provides Update on Maryland Litigation
Houston, TX – April 10, 2025 – Silver Star Properties REIT, Inc. (“Silver Star” or the “Company”), a self-managed real estate investment trust currently repositioning into the self-storage asset class, today announced an important update to ongoing litigation in Maryland.
Maryland Litigation Update
The Appellate Court of Maryland on April 9, 2025, issued a decisive victory for Silver Star and reversed the trial court’s issuance of a preliminary injunction on the consent solicitation and amended bylaw issue.
In late January 2024 at a hearing before the Circuit Court, the Judge issued his ruling from the bench, following Hartman’s allegations that the amended bylaws were invalid and adopted in bad faith as Hartman sought to enjoin Silver Star from soliciting written consents from shareholders to elect new directors. The Circuit Court’s decision prevented Silver Star from tallying the votes of the shareholders. As the Appellate Court’s decision states, the Board was lawfully authorized to use the solicitation procedure as it did. The Appellate Court reversed the decision and remanded the case to the circuit court to dissolve the preliminary injunction.
As next steps, Silver Star anticipates the Circuit Judge to issue, sua sponte, an order directing the independent inspector to complete the voting count. This is a huge victory for the Company. It once again shows Hartman’s strenuous objections have not succeeded but caused unnecessary costs and delays.
Ms. Adrienne Collins, General Counsel for the Company, stated, “the Company will direct outside counsel to comply with the order and take such steps as necessary to achieve as early as possible a tallying of the votes which have been restricted from counting. This will be messaged properly in connection with the mandated vote by the Circuit Judge as to whether we proceed with self-storage vs. liquidation.” Ms. Collins further noted “we could receive, if the additional votes are counted, a favorable vote overall with respect to the consent solicitation, which would warrant the immediate removal of Allen Hartman as a member of the Board of Directors of the Company.”
The Pivot Strategy Continues
The Company is continuing its New Direction Plan and the prospective sale of other legacy properties. We are continuing to streamline our real estate portfolio and seek further investment in higher-growth opportunities and are opening the door to the very real prospect for raising new capital. The New Direction Plan is working. We firmly believe that we have and will continue to enhance our overall portfolio quality and deliver improved value to shareholders.
Forward-Looking Statements
 This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s current expectations, assumptions, and beliefs. Forward-looking statements can often be identified by words such as “anticipate,” “estimate,” “expect,” “intend,” “may,” “should” and similar expressions, and variations or negatives of these words. They are not guarantees of future results and forward-looking statements are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement, including those described in greater detail in our filings with the Securities and Exchange Commission (“the SEC”), particularly those described in our most recent Annual Report on Form 10-K, which was filed with the SEC on May 26, 2023 and Quarterly Reports on Form 10-Q. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s other filings with the SEC for a more complete discussion of risks and other factors that could affect any forward-looking statement. The statements made herein speak only as of the date of this Press Release and except as required by law, the Company does not undertake any obligation to publicly update or revise any forward-looking statements.

Media Contact:
press@silverstarREIT.com
Investor Relations Contact:
Investor Relations Coordinator
investorrelations@silverstarREIT.com